EXHIBIT 99.1

COMMUNITY
CAPITAL                                                 NEWS
CORPORATION                                            RELEASE

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For further information:
R. Wesley Brewer, Community Capital Corporation

Lee Lee M. Lee, Investor Relations
864/941-8242 or email: llee@comcapcorp.com


FOR IMMEDIATE RELEASE

July 6, 2000

                    MID STATE BANK COMPLETES THE PURCHASE OF
                       SALUDA BRANCH FROM THE ANCHOR BANK

NEWBERRY, SC - Mid State Bank has completed the purchase of the Anchor Bank branch in Saluda, South Carolina. The branch office has approximately $25 million in deposits and $22 million in loans. The terms of the transaction were not disclosed.

Mid State Bank is one of five banks wholly owned by Community Capital Corporation. Headquartered in Greenwood, South Carolina, Community Capital Corporation now has 17 banking offices located in the upstate and midlands of South Carolina with over $400 million in total assets. The common stock of Community Capital Corporation is traded on the American Stock Exchange under the symbol 'CYL'.